SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only
(as	permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to Rule 14a-12

SPS Technologies, Inc.

—————————————————————————————————

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Filing pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934

Filer and Subject Company: SPS Technologies, Inc.

Exchange Act File Number: 1-4416

PRECISION CASTPARTS CORP. VOLUNTARILY PROVIDES FTC ADDITIONAL

TIME FOR MERGER REVIEW

PORTLAND OR, September 25, 2003 — Following informal discussions with staff at the Federal Trade Commission (“FTC”), Precision Castparts Corp. (NYSE: PCP) today volunteered to refile its pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act with respect to its acquisition of SPS Technologies, Inc. (NYSE:ST).

PCC’s initial submission, made on August 26, 2003, was followed by an informal request from the Commission staff for additional information about the business of the two companies. In response to that informal request, PCC and SPS have been providing information to the staff on a voluntary basis. Under the Hart-Scott-Rodino Act, the Commission must make a formal request for any additional information it wants from the companies within 30 days of their original filing, or from any subsequent refiling. Based on its discussions with the FTC, PCC has withdrawn its original filing and intends to refile its Notification and Report Form with the FTC and the Antitrust Division of the Department of Justice on Monday, September 29, 2003. As a result, the Commission and staff will have more time to review the information submitted by PCC and SPS before the staff must determine what additional information, if any, it will formally request. The waiting period for the new filing will expire at 11:59 p.m. on the 30th day after the refiling is completed unless earlier terminated by the FTC and the Antitrust Division.

PCC and SPS remain committed to working cooperatively with the Federal Trade Commission as it conducts its review of the acquisition.

Forwarding-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those we describe in the forward-looking statements. The risks, uncertainties, and assumptions include the possibility that we will be unable to fully realize the benefits we anticipate from the acquisition; the challenges of achieving anticipated synergies; the possibility that we will incur costs or difficulties related to the integration of our business greater than those we expect; the ability to maintain customer relationships after the merger; our ability to retain and motivate key employees of both organizations; the difficulty of keeping expense growth and integration costs at modest levels while increasing revenues; the challenges of integration and restructuring associated with the transaction; the ability to obtain necessary shareholder and regulatory approvals; the possibility that the acquisition may not close or that PCC or SPS may be required to modify some aspect of the acquisition transaction to obtain regulatory approvals;

and other risks that are described from time to time in our Securities and Exchange Commission reports.

Additional Information About this Transaction

PCC and SPS have filed a preliminary proxy statement/prospectus and other documents regarding this transaction with the Securities and Exchange Commission. PCC and SPS will mail the definitive proxy statement/prospectus to the SPS security holders when available. These documents contain important information about this transaction, and we urge you to read these documents as and when they become available.

You may obtain copies of all documents filed with the Securities and Exchange Commission regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents free of charge from PCC at the PCC Corporate Center/Financial Documents section of www.precast.com or by contacting PCC Investor Relations at (503) 417-4850. They may also be obtained under Financial Information in the Investor Relations section of www.spstech.com or by contacting SPS Investor Relations at (215) 517-2001.

Participants in This Transaction

PCC and SPS and their respective directors and executive officers may be deemed participants in the solicitation of proxies from security holders in connection with this transaction. Information about the directors and executive officers of PCC and SPS and information about other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about PCC’s executive officers and directors in PCC’s proxy statement (DEF14A) filed with the SEC on July 7, 2003. You can find information about SPS’s officers and directors in their proxy statement (DEF14A) filed with the SEC on March 31, 2003. You can obtain free copies of these documents from the SEC, PCC, or SPS using the contact information above.